ECOtality, Inc. Announces Year-End 2007 Financial Results and Business Outlook for 2008

Monday March 31, 8:00 am ET

-- Revenue of $2.6 M includes partial fourth quarter revenues of acquired subsidiaries

-- Management expects to be cash flow positive in 2008

-- Completed several acquisitions that would provide $13.7 million in base revenue on a pro forma trailing twelve month period

-- Total assets for 2007 increased 47% to $11.7 million

SCOTTSDALE, Ariz.--(BUSINESS WIRE)--ECOtality, Inc. (OTCBB: ETLY - News), a renewable energy company that acquires and commercially advances clean electric technologies and applications, today announced financial results for the quarter and year ended December 31, 2007.

Revenue for the fourth quarter and year ended December 31, 2007, was $2.3 million and $2.6 million, respectively. As the acquisitions of Innergy Power Corporation, Electric Transportation Engineering Corporation (eTec), and Minit-Charger were completed at separate times during the fourth quarter of 2007, only revenues that were derived from these subsidiaries after their respective acquisitions were closed are reflected in the financial statement. The overall increase in revenues reflects the successful execution of the Company’s strategies to transition from a development-stage company to a revenue-generating and diversified renewable energy company in 2007.

“2007 was a year of significant transition for ECOtality, as we now have a solid platform of diverse revenue-generating companies that are positioned to substantially expand our market presence in several burgeoning alternative energy markets,” said Jonathan Read, president and CEO, ECOtality. “We began 2007 as a developmental company that was purely focused on advancing our hydrogen generation system, Hydrality. Now, through several key acquisitions, we have diversified our technology portfolio to mitigate the risks of being solely dependent upon the hydrogen technology sector and have a variety of electrocentric products and technologies that are positioned for strong and immediate commercial growth in various rapidly growing alternative energy markets.”

KEY OPERATIONAL HIGHLIGHTS FOR 2007

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Completed several acquisitions that provide ECOtality a pro forma revenue-base of companies with combined trailing twelve-month revenues of $13.7 million for 2007; acquired companies are engaged in several alternative energy markets that diversify ECOtality’s technology portfolio.

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Obtained more than $11.5 million in sales contracts as a result of the acquisitions.

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The acquisitions of eTec and Minit-Charger established a leadership role for the Company in providing infrastructure solutions for the current transportation industry shift to plug-in hybrid electric vehicles (PHEV) and electric vehicles (EV).

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Acquired manufacturing facilities in Mexico that are operated under a Maquiladora program with Innergy Power, with capabilities to expand production and manufacturing of solar module systems and energy storage products.

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Announced working relationship with Arizona Public Service (APS) and the U.S. Department of Energy (DOE) on their Advanced Hydrogasification Project (AHP) that will investigate the use of Hydrality™ for large-scale utility applications that support efforts to deliver clean electricity to the public.

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NASA’s Jet Propulsion Laboratory (JPL) reported significant performance advancements have been made with regard to the Hydrality, which include: An increase in hydrogen storage and output by 70 to 90 percent; Meets or exceeds DOE 2010 goals for hydrogen storage and weight; Reduced temperature, resulting in lower cost of materials; Reduced system complexity, which lowers system cost and size; Regeneration efficiency increased by approximately 400 percent.

2007 ACQUISITION INFORMATION

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Electric Transportation Engineering Corporation (eTec) specializes in the research, development and testing of advanced transportation and energy systems, and holds proprietary rights to an advanced battery fast-charge system for airport ground support equipment, neighborhood electric vehicle operations, and marine and transit applications.

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Minit-Charger is an advanced battery monitoring and fast-charge system that is used in mobile material handling applications.

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Innergy Power Corporation is the only North American manufacturer of both renewable energy solar modules and thin-sealed rechargeable lead batteries.

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Fuel Cell Store is the leading international online marketplace for fuel cell related products and technologies and has active international operations in the United States, Japan, Russia, Italy, and Portugal.

ACQUISITION INTEGRATION

ECOtality’s integration of Fuel Cell Store, Innergy Power, eTec and Minit-Charger is substantially complete. All operations of Fuel Cell Store have been consolidated into the Innergy Power facility in San Diego, California. eTec, which operates Minit-Charger, has consolidated all operations into eTec’s Phoenix, Arizona headquarters, except for the manufacturing and assembly of Minit-Charger products, which has been consolidated to Low & High Power Group Inc. of Mississauga, Ontario. eTec has also completed the rebranding of all fast-charge products, including the eTec SuperCharge system, under the Minit-Charger brand.

2007 FULL-YEAR RESULTS

Revenue for the twelve-month period ended December 31, 2007 was $2.6 million, compared to $0 revenue for the twelve-month period ending December 31, 2006. Gross profit for the 2007 fiscal year was $1.2 million compared to $0 in the previous year. At December 31, 2007, ECOtality had total assets of $11.7 million, an increase of 47% compared to total assets of $7.9 million at December 31, 2006. The increase in revenue and total assets were a result of the several revenue-generating acquisitions the Company completed in 2007. In addition to increasing top-line growth, the attained companies have expanded ECOtality’s market footprint into additional clean and renewable technology markets for hydrogen systems, fuel cell products, photovoltaic (PV) solar modules, energy storage systems, advanced battery monitoring and fast-charge systems, and advanced vehicle infrastructures.

Operating loss for the year ended December 31, 2007 was $12.4 million, an improvement of 12% when compared to the operating loss of $14.1 million for the same period in 2006. Net loss for the twelve-month period ending December 31, 2007 was $13.7 million, an improvement of 5.5% compared to the net loss of $14.5 million for the year ended December 31, 2006. General and administrative expenses totaled $6.1 million for 2007, an increase of 30% when compared with $4.7 million for 2006. The increase in general and administrative expenses is primarily related to the post-acquisition integration costs, the hiring of key management, an increase in professional fees for legal and accounting services, and one-time settlement and impairment expenses. Excluding the one-time settlement and impairment expenses totaling $5.9 million, operating loss for the year ended December 31, 2007 was $7.6 million, a 54% improvement over the same period in 2006.

2008 OUTLOOK

In 2008, ECOtality plans to achieve the following:

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Continued Revenue Growth: Leverage the newly attained subsidiaries in order to organically expand ECOtality.

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Cash Flow Positive: Based on our strong top-line growth, ECOtality expects to be cash flow positive in 2008 as the Company continues to expand its product offerings.

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Electrocentric Expansion: Continue to evaluate joint venture opportunities and profitable acquisition candidates that align with the Company’s clean electrocentric strategy and increase overall market presence.

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Enterprise Resource Planning (ERP): Implement a Company-wide ERP system to support more automation, tight inventory controls and more cost-effective operating procedures.

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Opportunistic Development: Focus research and development expenditures towards advancing technologies with immediate market potential, while also seeking to significantly subsidize development efforts through joint development projects or federal funding.

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Optimize Operations: Utilize senior management’s expertise and experience to reduce overhead and unnecessary costs of subsidiaries in order to increase margins and improve earnings.

“We have established a strong foundation of revenue-generating companies that are poised to flourish in 2008,” continued Mr. Read. “As major automotive manufacturers aim for mass production of PHEVs by 2010, eTec is immediately positioned to play a leading role in providing infrastructure solutions for this next generation of electric vehicles. Additionally, with increasing international demand for solar products, we will look to aggressively expand Innergy’s solar operations and further capitalize on their manufacturing capabilities. Through robust organic growth, streamlined operations, strategic technology development, and continued execution of our electrocentric growth strategy we are confident that we can support our internal capital needs, increase shareholder value and achieve strong financial results in 2008.”

About ECOtality, Inc.

ECOtality, Inc. (OTCBB: ETLY - News), headquartered in Scottsdale, Ariz., is a renewable energy company that acquires and commercially advances clean electric technologies and applications. ECOtality aggressively accelerates the development of companies and technologies that address today's global energy challenges. Through strategic acquisitions, partnerships and technology innovations, ECOtality strives to advance the market applicability of clean electric technologies to become accepted alternatives to carbon-based fuel technologies. For more information about ECOtality, Inc. please visit www.ecotality.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

Media Relations:

Blanc & Otus Public Relations for ECOtality

Lisa Goodwin, 415-856-5113

lgoodwin@blancandotus.com

or

Investor Relations:

Alliance Advisors for ECOtality

Thomas Walsh, 212-398-3486

twalsh@allianceadvisors.net